Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ATP Oil & Gas Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-60762) and Registration Statements on Form S-3 (No.333-105699 and No.333-121662) of ATP Oil & Gas Corporation and subsidiaries of our report dated March 29, 2004, with respect to the consolidated balance sheet of ATP Oil & Gas Corporation and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders’ equity, comprehensive loss and cash flows for each of the years in the two-year period ended December 31, 2003, which report appears in ATP Oil & Gas Corporation and subsidiaries’ Annual Report on Form 10-K as of and for the year ended December 31, 2004.

Our report on the consolidated financial statements refers to a change in the method of accounting for asset retirement obligations, effective January 1, 2003.

KPMG LLP

Houston, Texas

March 31, 2005